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                                                                     EXHIBIT 5.1

                           GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                  June 3, 1999

Summit Properties Inc.
212 South Tryon Street, Suite 500
Charlotte, North Carolina  28281

         Re:      Legality of Securities to be Registered Under
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is delivered in our capacity as counsel to Summit Properties Inc., a Maryland corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to an additional 2,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, which the Company may issue pursuant to the Company's 1994 Stock Option and Incentive Plan, as Amended and Restated (the "Plan").

         As counsel for the Company, we have examined copies of the Plan, the Company's Amended and Restated Articles of Incorporation and Bylaws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and The Commonwealth of Massachusetts and the Maryland General Corporation Law, and also express no opinion with respect to the blue sky or securities laws of any state, including Massachusetts and Maryland.

         Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         The foregoing assumes all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,

                                       /s/ Goodwin, Procter & Hoar LLP
                                       GOODWIN, PROCTER & HOAR LLP